EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Strategic Storage Trust IV, Inc.

Ladera Ranch, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 5 to the Registration Statement on Form S-11 of our report dated March 20, 2019, relating to the consolidated financial statements and financial statement schedule of Strategic Storage Trust IV, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 5 to the Registration Statement of (1) our report dated October 15, 2018, relating to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2017 of the Naples Property, appearing in the Company’s Form 8-K/A filed on October 16, 2018, and (2) our report dated December 21, 2018, relating to the Statement of Revenues and Certain Operating Expenses for the year ended December 31, 2017 of the Houston Portfolio, appearing in the Company’s Form 8-K/A filed on December 24, 2018.

We also consent to the reference to us under the caption “Experts.”

/s/ BDO USA, LLP

Costa Mesa, California

April 11, 2019